Exhibit 23.4

ENGINEER'S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-_________) filed on December 15, 2010 of Magnum Hunter Resources Corporation of the reference to our report for Magnum Hunter Resources Corporation, which appears in the annual report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2009.